AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IDACORP, Inc.

(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	82-0505802 (I.R.S. Employer Identification Number)

J. LaMont Keen President and Chief Executive Officer IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Darrel T. Anderson Senior Vice President – Administrative Services and Chief Financial Officer IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Thomas R. Saldin, Esq. Senior Vice President and General Counsel IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:
Elizabeth W. Powers, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York  10019
(212) 259-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value. . . . . . . . . . . . . . . . . . . . . . . . .	$598,804,023	$ (1)	$ (1)	$ (1)
Debt Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

(1)    This registration statement is filed in accordance with Rule 415(a)(6) under the Securities Act and registers only securities that were previously registered and remain unsold.  In accordance with Rule 415(a)(6), no registration fee is due.

This registration statement includes (i) $300,000,000 aggregate initial offering price of securities previously registered pursuant to Registration Statement No. 333-64737 filed by the registrant on September 30, 1998 and (ii) $298,804,023 aggregate initial offering price of securities previously registered pursuant to Registration Statement No. 333-83434 filed by the registrant on February 26, 2002 and that in each case remain unsold.  Pursuant to Rule 415(a)(6), $88,500 and $27,489 of filing fees previously paid in connection with such unsold securities, respectively, will continue to be applied to such unsold securities.

PROSPECTUS

$598,804,023
IDACORP, Inc.
Common Stock
Debt Securities

We may offer from time to time, in one or more series:

•                  our common stock and

•                  our debt securities.

We may offer these securities in any combination in one or more offerings up to a total amount of $598,804,023.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any supplements carefully before you invest.

We may offer these securities directly or through underwriters, agents or dealers, as described in the “Plan of Distribution.”  The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

We list our common stock on the New York Stock Exchange under the symbol “IDA.”

Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

Investing in our securities involves risks.  Please see “Risk Factors” on page 2 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

November 20, 2008

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with information that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell securities and seeking offers to buy securities only in states where offers and sales are permitted.

The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereunder.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to IDACORP, Inc.

i

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the risk factors described below and in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus as well as those included in any prospectus supplement hereto.  Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

The risks and uncertainties that we incorporate by reference are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Future sales of our common stock in the public market could lower our stock price.

We may sell additional shares of common stock through our dividend reinvestment plan, director or employee stock option or benefit plans or stock purchase or ownership plans as well as through public offerings. We cannot predict the size of future issuances of our common stock, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

Our charter and bylaws and Idaho law could delay or prevent a change in control that you may favor.

The terms of some of the provisions in our articles of incorporation and bylaws and provisions of Idaho Business Corporation Act could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

In particular, the provisions of our articles of incorporation and amended bylaws:

•      authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders

•      divide the members of our board of directors into three classes having staggered terms, with directors in each class elected to three-year terms

•      limit the shareholders’ right to remove directors, fill vacancies and increase or reduce the number of directors

•      regulate how shareholders may present proposals or nominate directors for election at shareholders’ meetings and

•      require a supermajority vote of shareholders to amend certain provisions.

We are subject to the provisions of the Idaho Control Share Acquisition Law and the Idaho Business Combination Law. The Idaho Control Share Acquisition Law is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance. The Idaho Business Corporation Act provides that notice and informational requirements and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “merger or share exchange,” as defined in the Idaho Business Corporation Act.

Statutory and regulatory factors will limit another party’s ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

Even if our board of directors favors a sale of the company, a sale would require approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. You should read these cautionary statements with the cautionary statements and risk factors under “Risk Factors” in this prospectus and in any prospectus supplement and with those included in our most recent Annual Report on Form 10-K and in any other reports that we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement.  Any statements that express or involve discussions about expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking.  These statements often, but not always, use words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may result,” “may continue” or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors.  These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•      changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission and the Oregon Public Utility Commission with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, including critical infrastructure protection and system reliability, relicensing of hydroelectric projects, recovery of power supply costs, recovery of capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

•      changes arising from the Energy Policy Act of 2005

•      changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdiction

•      litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability

•      changes in and compliance with laws, regulations and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions or global climate change

•      global climate change and regional weather variations affecting customer demand and hydroelectric generation

•      over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities

•      construction of power generation, transmission and distribution facilities including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up

•      operation of power generating facilities, including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply

•      changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities

•      blackouts or other disruptions of Idaho Power Company’s transmission system or the western interconnected transmission system

•      impacts from the formation of a regional transmission organization or the development of another transmission group

•      population growth rates and other demographic patterns

•      market prices and demand for energy, including structural market changes

•      increases in uncollectible customer receivables

•      fluctuations in sources and uses of cash

•      results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets and other economic conditions

•      actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria

•      changes in interest rates or rates of inflation

•      performance of the stock market, interest rates, credit spreads and other financial market conditions, as well a changes in government regulations, which affect the amount and timing of required contributions to pension plans, and the reported costs of providing pension and other postretirement benefits

•      increases in health care costs and the resulting effect on medical benefits paid for employees

•      increasing costs of insurance, changes in coverage terms and the ability to obtain insurance

•      homeland security, acts of war or terrorism

•      natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire

•      adoption of or changes in critical accounting policies or estimates and

•      new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any emerging factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ABOUT IDACORP

We are a holding company formed in 1998 whose principal operating subsidiary is Idaho Power Company.  We are subject to provisions of the Public Utility Holding Company Act of 2005, which provides access to books and records to the Federal Energy Regulatory Commission and state utility regulatory commissions and imposes record retention and reporting requirements on us.  In 1998, we exchanged one share of our common stock for each share of Idaho Power Company’s common stock, and Idaho Power Company became our wholly-owned subsidiary.

Idaho Power Company is an electric public utility engaged in the generation, transmission, distribution, sale and purchase of electric energy and is regulated by the Federal Energy Regulatory Commission and the state utility regulatory commissions of Idaho and Oregon.  Idaho Power Company is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which supplies coal to the Jim Bridger generating plant owned in part by Idaho Power Company.

Idaho Power Company was incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power Company’s service territory covers a 24,000 square-mile area in southern Idaho and eastern Oregon, with an estimated population of 982,000.  Idaho Power Company holds franchises in 71 cities in Idaho and nine cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and three counties in Oregon.  As of September 30, 2008, Idaho Power Company supplied electric energy to approximately 486,000 general business customers.

Idaho Power Company is one of the nation’s few investor-owned utilities with a predominantly hydroelectric generating base.  Idaho Power Company owns and operates 17 hydroelectric generation developments, two natural gas-fired plants and one diesel-powered generator and shares ownership in three coal-fired generating plants.

Our other operating subsidiaries are:

•      IDACORP Financial Services, Inc., an investor in affordable housing and other real estate investments

•      Ida-West Energy Company, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978 and

•      IDACORP Energy, a marketer of energy commodities, which wound down operations in 2003.

RATIOS OF EARNINGS TO FIXED CHARGES

	Twelve Months Ended December 31,					Nine Months
Ended September 30,
	2003	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	1.42x	1.95x	2.44x	2.61x	2.40x	3.11x
Supplemental Ratio of Earnings to Fixed Charges(1)	1.41x	1.93x	2.41x	2.57x	2.37x	3.06x

(1)   Includes interest on the guaranty of the American Falls Reservoir District bonds and Milner Dam, Inc. notes.

DESCRIPTION OF COMMON STOCK

This section summarizes the material terms of our common stock.  This summary is not complete.  We refer you to our articles of incorporation, as amended, and our amended bylaws, each of which is on file with the Securities and Exchange Commission and which we have incorporated by reference in this prospectus.  We also refer you to the laws of the state of Idaho.  The prospectus supplement relating to any offering of common stock will describe the number of shares offered and the initial offering price or method of determining the initial offering price of those shares.

Our articles of incorporation, as amended, authorize us to issue 120,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value.

Dividend Rights.  Subject to the prior rights of the preferred stock, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock.  The board of directors may declare dividends from any property legally available for this purpose.

Voting Rights.  The common stock has one vote per share.  The holders of our common stock are entitled to vote on all matters to be voted on by shareholders.  The holders of our common stock are not entitled to cumulative voting in the election of directors.

Holders of our preferred stock will not have any right to vote except as established by our board of directors or as provided in our articles of incorporation or bylaws or by state law.

A majority of the outstanding shares entitled to vote on a particular matter at a meeting constitutes a quorum.  Action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless our articles of incorporation, the Idaho Business Corporation Act or our bylaws require a greater number of affirmative votes.  A plurality of the votes cast determines the election of directors.

Liquidation Rights.  Subject to the prior rights of the preferred stock, if we liquidate, dissolve or wind up, whether this is voluntary or not, the holders of our common stock will be entitled to receive any net assets available for distribution to shareholders.

Other Rights.  The common stock is not liable to further calls or assessment.  The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock.  Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Effects on Our Common Stock If We Issue Preferred Stock.  Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series.  The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the articles of incorporation and the laws of the state of Idaho.  These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

If we issue preferred stock, it may negatively affect the holders of our common stock.  These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.  In addition, the ability of our board of directors to issue preferred stock without shareholder approval may delay or prevent a change in control of the company.

Transfer Agent and Registrar.  Wells Fargo Bank is the transfer agent and registrar for the common stock.

Provisions of Our Articles of Incorporation and Our Bylaws That Could Delay or Prevent a Change in Control

Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of unissued common stock, the ability of the board of directors to issue preferred stock without further shareholder action and other provisions of our articles of incorporation and bylaws may discourage transactions aimed at obtaining control of us.

Classified Board.  We have divided the members of our board of directors into three classes having staggered terms.  The number of directors in each class is as nearly equal as possible.  Directors in each class are elected for a three-year term.

This classification of the board of directors may prevent shareholders from changing the membership of the entire board of directors in a relatively short period of time.  At least two annual meetings, instead of one, generally will be required to change the majority of directors.  The classified board provisions could have the effect of prolonging the time required for a shareholder with significant voting power to gain majority representation on the board of directors.  Where majority or supermajority board of directors approval is necessary for a transaction, such as an interested shareholder business combination, the inability to immediately gain majority representation on the board of directors could discourage takeovers and tender offers.

Number of Directors, Vacancies, Removal of Directors.  Our bylaws provide that the board of directors will have at least 9 and at most 15 directors.  The size of the board may be changed by a two-thirds vote of shareholders entitled to vote, or by a majority vote of the board of directors.  A majority of the board decides the exact number of directors at a given time.  The board fills any new directorships it creates and any vacancies.

Directors may be removed by the shareholders only for cause and only if at least two-thirds of the shares of our outstanding voting stock approve the removal.

These provisions may delay or prevent a shareholder from gaining control of the board.

Meetings of Shareholders

Calling of a Special Meeting.  The president, a majority of the board of directors or the chairman of the board may call a special meeting of the shareholders at any time.  Holders of at least 20% of the outstanding shares entitled to vote may call a special meeting if such holders sign, date and deliver to our secretary one or more written demands describing the purpose(s) of the proposed meeting.  Upon receipt of one or more written demands from such holders, our secretary is responsible for determining whether such demand or demands conform to the requirements of the Idaho Business Corporation Act, our articles of incorporation and bylaws.  After making an affirmative determination, our secretary will prepare, sign and deliver the notices for such meeting.  The shareholders may suggest a time and place in their demand(s), but the board of directors will determine the time and place of any such meeting by resolution.  These provisions for calling a special meeting may delay or prevent a person from bringing matters before a shareholder meeting.

No Cumulative Voting.  Our articles of incorporation do not provide for cumulative voting.  This could prevent directors from being elected by a relatively small group of shareholders.

Advance Notice Provisions.  Our bylaws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give notice to our secretary not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting.  If the date of the annual meeting is more than 30 days before or after the anniversary date of the preceding year’s annual meeting, the shareholder must deliver notice no later than the close of business on the 10th day following the day on which we first publicly announce the date of such meeting.

Our bylaws also limit business at a special meeting to the purposes stated in the notice of the special meeting.

These advance notice provisions may delay a shareholder from bringing matters before a shareholder meeting.  The provisions may provide enough time for our board of directors to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if our board of directors finds it necessary or desirable for any reason.

Amendment of Articles of Incorporation.  Our articles of incorporation require an 80% vote of shareholders entitled to vote in order to amend the provisions relating to the board of directors and the amendment of our articles of incorporation, unless such amendment is recommended by two-thirds of the continuing directors, as defined.

Amendment of Bylaws.  Amendment of the bylaws relating to the board of directors or advance notice provisions for shareholder meetings requires a two-thirds vote of shareholders entitled to vote or a majority vote of the board of directors.

Provisions of Idaho Law That Could Delay or Prevent a Change in Control

Idaho Control Share Acquisition Law.  We are subject to the provisions of the Idaho Control Share Acquisition Law.  This law is designed to protect minority shareholders in the event that a person acquires or proposes to acquire shares of voting stock giving it at least 20%, at least 33 1/3%, or more than 50% of the voting power in the election of our directors.  Under this law, an acquiring person must deliver to us an information statement that includes the acquiring person’s identity, its acquisition plans and its financing.  The acquiring person cannot vote the shares it holds that are greater than the applicable percentages unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power.  If the acquiring person so requests and complies with other requirements, we must hold a special meeting within 55 days of receiving the information statement from the acquiring person for the shareholders to vote.  If the acquiring person does not deliver the information statement, or our shareholders do not approve such voting power, we may redeem all of the acquiring person’s shares that exceed the applicable percentage at their fair market value.

Idaho Business Combination Law.  We are also subject to the Idaho Business Combination Law.  This law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for a three-year period after the person acquires the shares.  This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our shares before the person acquired 10% of the shares.  After the three-year period, we could engage in a business combination with the person only if two-thirds of our outstanding voting stock, excluding shares owned by the person, approve, or the business combination meets minimum price requirements.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered in this prospectus under our senior debt securities indenture, dated as of February 1, 2001.  Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the trustee under the indenture.  We may amend and supplement this indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture.  This summary is not complete.  The indenture is on file with the Securities and Exchange Commission, and we have incorporated it by reference in this prospectus.  You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary.  In this summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.

The debt securities that we may issue under this indenture will be unsecured.  The indenture does not limit the amount of debt securities that we may issue and it does not restrict the amount or type of other debt that we or our subsidiaries may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction.  We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities.

We are a holding company whose primary source of funds is cash received from our subsidiaries in the form of dividends or other intercompany transfers.  If any of our subsidiaries liquidate or reorganize, the claims of the subsidiary’s creditors to the proceeds will be prior to the claims of our creditors, except to the extent we are a creditor of the subsidiaries.  As a result, all of our debt securities will be effectively subordinated to all existing and future obligations of our subsidiaries.

The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

We will issue debt securities in series.  Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms.  The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities to the extent applicable:

•      the title of the series

•      any limit on the aggregate principal amount of the series

•      the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium

•      the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates

•      the date or dates from which interest will accrue

•      the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates

•      the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus

•      any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder

•      whether any debt securities of that series will be issued as original discount securities and the amount of the discount

•      any events of default, interest rates payable upon an event of default, or restrictive covenants if other than set forth in this prospectus

•      the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000

•      the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus and

•      any other terms of the debt securities of the series.

Form and Exchange.  Unless we state otherwise in the prospectus supplement:

•	we will issue the debt securities in fully registered form without coupons

•

a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions and

•	a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges. Indenture, Section 3.1

Unless we state otherwise in the prospectus supplement, we will issue the debt securities in fully registered form in denominations of $1,000 or in any larger amount equally divisible by $1,000.  Indenture, Section 3.2

Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar.  We may change the place and designate one or more additional places for registration of transfer and exchange but we are required to maintain an office or agency in New York, New York for that purpose.

We are not required to execute or to provide for the registration of transfer or exchange of any debt security

•	during a period of 15 days prior to giving any notice of redemption with respect to that debt security or

•	that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Indenture, Sections 3.6 and 4.2

We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities.  If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.  The global notes will be registered in the name of the depository and the depository will be considered the sole owner of the debt securities represented by the global notes for all purposes of the indenture.

See “Book-Entry System” for a description of additional requirements as to the form and method of exchange of the debt securities.  We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement.  Indenture, Sections 2.4 and 3.1

Payment of Interest.  Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date.  If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest.  Notice of the special record date will be given by mail at least 15 days before the special record date.  We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable.  Indenture, Section 3.8

Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent.  We may change the place of payment.  We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion.  Indenture, Section 4.2

If we deposit money with the paying agent to pay any amounts due on the debt securities and the holder does not claim the money within two years, the paying agent will return the money to us and we will be responsible for paying the holder.  Indenture, Section 12.5

Events of Default.  The following are events of default with respect to any series of debt securities:

•

failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity and upon redemption, and the time for payment has not been extended or deferred

•	failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred

•	failure to make a sinking fund payment when due with respect to debt securities of that series

•

failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, except for a covenant, agreement or warranty included in the indenture solely for the benefit of another series of debt securities, and our failure continues for 60 days after we have received written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series

•	events relating to our bankruptcy, insolvency or reorganization and

•	any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement. Indenture, Section 6.1

An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture.  Unless we cure the default, the trustee is required to notify you of any default known to it within 90 days after the default has occurred.  Except in the case of a payment default, the trustee may withhold notice if it considers such withholding to be in the interest of the holders.  Indenture Section 6.11.

If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of at least 25% in aggregate principal amount of all debt securities outstanding acting as a single class, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately.  The holders of a majority of the principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of a majority in aggregate principal amount of all debt securities outstanding acting as a single class, upon the conditions provided in the indenture, including the requirement that we have paid all the principal and interest that has become due on that series other than by reason of acceleration, may rescind an acceleration and its consequences with respect to that series.

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.  Indenture, Section 6.1.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.  Indenture, Section 6.9

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity.  Indenture, Section 7.2

The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture.  Indenture, Section 4.6

Redemption.  We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the applicable prospectus supplement.  In order to exercise our right to redeem a debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption.  If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by lot or by another method described in the applicable prospectus supplement.  Indenture, Article Fourteen

Consolidation, Merger or Sale.  The indenture provides that we will not consolidate with, merge with or into any person, or sell, all or substantially all of our assets, unless:

•	the successor corporation, if we are not the survivor, expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture

•	immediately before and after giving effect to the transaction, no event of default shall have occurred and be continuing and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture. Indenture, Article Eleven

Modification of Indenture.  We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters that do not materially adversely affect the holders of any debt securities.  Indenture, Section 10.1

In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification, voting as one class.  Indenture, Section 10.2

No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

•	change the stated maturity of any debt security

•

reduce the principal amount of or the amount of any premium on, or reduce the rate of interest on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts, reduce the amount payable on redemption, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with provisions of the indenture or defaults or events of default and their consequences or

•	subordinate any debt securities to any other of our indebtedness. Indenture, Section 10.2

Waiver.  The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except if certain defaults relate to all series of outstanding debt securities, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities voting as one class may waive the default.  Payment and bankruptcy defaults and defaults with respect to a provision that cannot be modified or amended without the consent of the holder of each debt security affected may not be waived in this manner.  Indenture, Section 6.10

Defeasance.  Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when

•	we have irrevocably deposited with the trustee, in trust,

• sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series or

•

an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series and

•	we have paid all other sums payable with respect to the debt securities of that series.

Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities.  Indenture, Section 12.1 and 12.3

Concerning the Trustee.  We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

BOOK-ENTRY SYSTEM

We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the securities.  If we issue global notes representing any securities, the following provisions will apply to all book-entry notes:

The Depository Trust Company, New York, NY, which we refer to as “DTC”, will act as securities depository for the notes.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s direct participants deposit with DTC.  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  DTC has Standard & Poor’s highest rating: AAA.  The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

We will issue the notes as fully-registered securities registered in the name of Cede & Co. or such other name as an authorized representative of DTC may request. We will issue one fully-registered security for each issue of the notes, each in the aggregate principal amount of the issue, and we will deposit the certificate with the corporate trustee to hold as agent for DTC.  We and the trustee will treat Cede & Co. as the absolute owner of the notes for all purposes.

Only direct participants may make purchases of notes under DTC’s system.  Upon a participant’s purchase, DTC will enter a credit for the notes in its records under such participant’s account.  The ownership interest of each actual purchaser, the beneficial owner, is in turn recorded on the participant’s records.  Beneficial owners will not receive written confirmation from DTC of their purchase.  Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction.  Each participant will record transfers of ownership interests in the notes by making an entry on the participant’s books.  Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as an authorized representative of DTC may request.  The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the notes.  DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners.  The participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

We will send redemption notices to DTC.  If we are redeeming less than all of the notes, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co., or such other DTC nominee, will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC will mail an omnibus proxy as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, identified in a listing attached to the omnibus proxy.

The paying agent will make principal and interest payments on the notes to Cede & Co., or such other nominee as an authorized representative of DTC may request.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us or our agent on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in street name.  Payment by participants to beneficial owners is the responsibility of the participants and not DTC, any agents or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of principal and interest to Cede & Co. is our responsibility or the responsibility of our paying agents.  Disbursement of these payments to direct participants is the responsibility of DTC, and disbursement of these payments to the beneficial owners is the responsibility of participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or to our agent.  In the event that this occurs and a successor securities depositary is not appointed, we will print and deliver certificated notes in exchange for the notes represented by the global securities held by DTC.

We may decide to discontinue use of the system of book-entry-only transfers through DTC, or a successor securities depositary.  In that event, we will print and deliver certificated notes in exchange for the notes represented by the global securities held by DTC.

Neither we, the trustee, any paying agent, nor the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable.  We take no responsibility for the accuracy thereof.

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds.  We may use our general funds for any of the following purposes:

•	to invest in, or make loans to, our subsidiaries

•	to repay indebtedness

•	to pay for acquisitions.

If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters or dealers

•	through agents or

•	directly to a limited number of purchasers or to a single purchaser.

Through Underwriters or Dealers.  If we use underwriters in the sale, the underwriters will buy the securities for their own account.  The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.  The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent.  Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

If we use a dealer in the sale, we will sell those securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents.  We may from time to time designate one or more agents to sell the securities.  Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

Directly.  We may sell the securities directly to one or more purchasers.  In this case, there will be no underwriters or agents.

General Information.

The prospectus supplement will state:

•	the names of any underwriters, dealers or agents

•	the terms of the securities offered

•	the purchase price of the securities and the proceeds we will receive from the sale

•	any initial public offering price

•	any underwriting discounts and other items constituting underwriters’ compensation and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may authorize agents, underwriters or dealers to solicit offers from institutions.  We may sell the securities to these institutions for delayed delivery at a specified date in the future.  At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-14465):

•	Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed on May 8, 2008, August 7, 2008 and November 6, 2008, respectively

•	Current Reports on Form 8-K filed on March 3, 2008, March 26, 2008, June 4, 2008, July 1, 2008, September 16, 2008, September 19, 2008, October 3, 2008 and October 15, 2008 and

•

Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004, amendment no. 2 on Form 8-A/A, dated and filed on September 19, 2008 and any further amendments thereto.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus, and before we terminate the offering.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.  Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act of 1933.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost, by written or oral request to us at the following address:

Shareowner Services

IDACORP, Inc.

1221 W. Idaho Street

Boise, ID 83702

Telephone 208-388-2200

You may also access these documents at our website at http://www.idacorpinc.com.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  The public may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission.  The address of that site is http://www.sec.gov.  Information about us is also available at our website at http://www.idacorpinc.com.  However, the information on our website is not a part of this prospectus.

LEGAL MATTERS

Thomas R. Saldin, our Senior Vice President and General Counsel, and Dewey & LeBoeuf LLP, New York, New York, will pass upon the validity of the securities and other legal matters for us.  Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the securities for any underwriter, dealer or agent.  Dewey & LeBoeuf LLP and Sullivan &

Cromwell LLP may, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Saldin.  As of November 14, 2008, Mr. Saldin owned 24,360 shares of IDACORP common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options. Mr. Saldin is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R) and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007, June 30, 2008 and 2007 and September 30, 2008 and 2007, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information.  However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Registration fee	$ *
Accountants’ fees	75,000
Printing and engraving fees	100,000
Legal fees	500,000
Transfer Agent’s fees**	150,000
Trustee’s fees***	30,000
Rating Agency fees***	100,000
Blue Sky fees and expenses	10,000
Other	35,000
Total	$1,000,000

*

Pursuant to Rule 415(a)(6) under the Securities Act, $88,500 and $27,489 of filing fees previously paid in connection with unsold securities registered pursuant to Registration Statement Nos. 333-64637 and 333-83434, respectively, will continue to be applied to such unsold securities. No additional filing fees are due in connection with this filing.

**	Required only if securities are issued as common stock.

***	Required only if securities are issued as debt securities.

Item 15.                 Indemnification of Directors and Officers.

Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Article VIII of our Articles of Incorporation, as amended, provides that we shall indemnify our directors and officers against liability and expenses and shall advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time.  Article VI of our Amended Bylaws provides that we shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law.  Article VI further provides that we may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement relating to underwritten offerings of securities, the underwriters may agree to indemnify each of our officers and directors and each person, if any, who controls us within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable.  Agency agreements may contain similar agreements.

We have liability insurance protecting our directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by us, is not separately allocable to the sale of the securities registered hereby.  In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 16.                 Exhibits.

Exhibit	Date Filed	File Number	As Exhibit

1.1

The underwriting agreement for Common Stock and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

1.2

The underwriting agreement for Debt Securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*2	3/16/98	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.

*4.1	11/4/98	333-64737 Amendment No. 1 to Form S-3	3.1	Articles of Incorporation of IDACORP, Inc.

*4.2	11/4/98	333-64737 Amendment No. 1 to Form S-3	3.2	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.

*4.3	9/22/98	333-00139-99 Post-Effective Amendment No. 1 to Form S-3	3(b)	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998.

*4.4	10/1/98	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998.

*4.5	11/19/07	1-14465 Form 8-K filed 11/19/07	3.1	Amended Bylaws of IDACORP, Inc., amended on November 15, 2007 and presently in effect.

Exhibit	Date Filed	File Number	As Exhibit

*4.6	2/28/01	1-14465 Form 8-K filed 2/28/01	4.1	Indenture for Senior Debt Securities dated as of February 1, 2001 between IDACORP, Inc. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

*4.7	2/28/01	1-14465 Form 8-K filed 2/28/01	4.2

First Supplemental Indenture dated as of February 1, 2001 to Indenture for Senior Debt Securities dated as of February 1, 2001 between IDACORP, Inc. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

4.8				Form of Supplemental Indenture to Indenture for Senior Debt Securities dated as of February 1, 2001, relating to the Debt Securities (including form of Debt Security).

5.1				Opinion and consent of Thomas R. Saldin, Esq.

5.2				Opinion and consent of Dewey & LeBoeuf LLP.

*12.1	11/6/08	1-14465 Form 10-Q for quarter ended 9/30/08	12.1	Computation of IDACORP, Inc. Ratio of Earnings to Fixed Charges.

*12.2	11/6/08	1-14465 Form 10-Q for quarter ended 9/30/08	12.2	Computation of IDACORP, Inc. Supplemental Ratio of Earnings to Fixed Charges.

15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23				Consent of Deloitte & Touche LLP.

24				Power of Attorney (included on the signature page hereof).

25

Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Indenture for Senior Debt Securities pursuant to which the Debt Securities may be issued.

*        Previously filed and incorporated herein by reference.

Item 17.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)            The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

POWER OF ATTORNEY

Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign on his or her behalf individually and in each capacity stated below and file any such amendments to the registration statement, and the issuer hereby confers like authority to sign and file on its behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 19th day of November, 2008

IDACORP, Inc.

By	/s/ J. LaMont Keen
J. LaMont Keen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon H. Miller	Chairman of the Board	November 19, 2008
(Jon H. Miller)

/s/ J. LaMont Keen	President and Chief Executive Officer	November 19, 2008
(J. LaMont Keen)	and Director (Principal Executive Officer)

/s/ Darrel T. Anderson	Senior Vice President –	November 19, 2008
(Darrel T. Anderson)	Administrative Services and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Richard J. Dahl	Director	November 19, 2008
(Richard J. Dahl)

/s/ Judith A. Johansen	Director	November 19, 2008
(Judith A. Johansen)

Signature	Title	Date

/s/ Christine King	Director	November 19, 2008
(Christine King)

/s/ Gary G. Michael	Director	November 19, 2008
(Gary G. Michael)

/s/ Peter S. O’Neill	Director	November 19, 2008
(Peter S. O’Neill)

/s/ Jan B. Packwood	Director	November 19, 2008
(Jan B. Packwood)

/s/ Richard G. Reiten	Director	November 19, 2008
(Richard G. Reiten)

/s/ Joan H. Smith	Director	November 19, 2008
(Joan H. Smith)

/s/ Robert A. Tinstman	Director	November 19, 2008
(Robert A. Tinstman)

/s/ Thomas J. Wilford	Director	November 19, 2008
(Thomas J. Wilford)

EXHIBIT INDEX

Exhibit	Date Filed	File Number	As Exhibit

1.1

The underwriting agreement for Common Stock and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

1.2

The underwriting agreement for Debt Securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*2	3/16/98	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.

*4.1	11/4/98	333-64737 Amendment No. 1 to Form S-3	3.1	Articles of Incorporation of IDACORP, Inc.

*4.2	11/4/98	333-64737 Amendment No. 1 to Form S-3	3.2	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998.

*4.3	9/22/98	333-00139-99 Post-Effective Amendment No. 1 to Form S-3	3(b)	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998.

*4.4	10/1/98	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998.

*4.5	11/19/07	1-14465 Form 8-K filed 11/19/07	3.1	Amended Bylaws of IDACORP, Inc., amended on November 15, 2007 and presently in effect.

*4.6	2/28/01	1-14465 Form 8-K filed 2/28/01	4.1	Indenture for Senior Debt Securities dated as of February 1, 2001 between IDACORP, Inc. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

*4.7	2/28/01	1-14465 Form 8-K filed 2/28/01	4.2

First Supplemental Indenture dated as of February 1, 2001 to Indenture for Senior Debt Securities dated as of February 1, 2001 between IDACORP, Inc. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

Exhibit	Date Filed	File Number	As Exhibit

4.8				Form of Supplemental Indenture to Indenture for Senior Debt Securities dated as of February 1, 2001, relating to the Debt Securities (including form of Debt Security).

5.1				Opinion and consent of Thomas R. Saldin, Esq.

5.2				Opinion and consent of Dewey & LeBoeuf LLP.

*12.1	11/6/08	1-14465 Form 10-Q for quarter ended 9/30/08	12.1	Computation of IDACORP, Inc. Ratio of Earnings to Fixed Charges.

*12.2	11/6/08	1-14465 Form 10-Q for quarter ended 9/30/08	12.2	Computation of IDACORP, Inc. Supplemental Ratio of Earnings to Fixed Charges.

15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23				Consent of Deloitte & Touche LLP.

24				Power of Attorney (included on the signature page hereof).

25

Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Indenture for Senior Debt Securities pursuant to which the Debt Securities may be issued.

*              Previously filed and incorporated herein by reference.